EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made and entered into by and between Zen Pottery Equipment, Inc., a Colorado corporation ("Zen Pottery"), and Xethanol Corporation, a Delaware corporation ("Xethanol"), being sometimes referred to herein individually as the "Constituent Corporation" and collectively as the "Constituent Corporations."

                                R E C I T A L S:

      A. Zen Pottery is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Zen Pottery has authorized capital consisting of 51,000,000 shares, divided into 50,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of February __, 2005 (said date being the record date for determining the stockholders of Zen Pottery entitled to vote on the Merger Agreement), 13,406,241 shares of the common stock were issued and outstanding. As of the date of the execution hereof, no shares of Zen Pottery preferred stock were outstanding.

      B. Xethanol is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Xethanol has authorized capital consisting of 51,000,000 shares, divided into 50,000,000 shares of common stock, par value $.00l per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of execution hereof, 1,000 shares of Xethanol common stock were issued and outstanding, all of which were held by Zen Pottery. As of the date of execution hereof, no shares of Xethanol preferred stock were outstanding.

      C. The Board of Directors of Zen Pottery have determined that, for the purpose of effecting the reincorporation of Zen Pottery in the State of Delaware, it is advisable and in the best interest of Zen Pottery that Zen Pottery merge with and into Xethanol upon the terms and conditions set forth herein.

      D. The respective Boards of Directors of the Constituent Corporations have authorized and approved the merger of Zen Pottery with and into Xethanol in accordance with the provisions of Sections 368(a) (1) (F) of the Internal Revenue Code of 1986, as amended (the "Code"), and Sections 7-111-101 et seq. of the Colorado Business Corporation Act (the "CBCA") and Sections 251 et seq. of the General Corporation Law of Delaware (the "DGCL"), upon the terms and conditions set forth in this Merger Agreement (the "Merger") and have approved this Merger Agreement and directed that it be executed by the undersigned officers.

      E. Holders of approximately 55% of the issued and outstanding common stock of Zen Pottery approved the Merger and the Merger Agreement at a special meeting of the shareholders of Zen Pottery held on March __, 2005. The sole stockholder of Xethanol also approved the Merger and the Merger Agreement by consent in lieu of a special meeting.


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      F. It is the  intention of the  Constituent  Corporations  that the Merger shall be a tax-free reorganization pursuant to the applicable provisions of the Code.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the Merger, the mode of effectuating the same, and such other details and provisions as are deemed desirable, the parties hereto have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                 TERMS OF MERGER

      1.1 Merger. On the Effective Date of the Merger (as hereinafter defined), in accordance with the provisions of Sections 7-111-101 et seq. of the CBCA, Sections 251 et seq. of the DGCL and Section 368(a) (1) (F) of the Code, Zen Pottery shall be merged with and into Xethanol, which shall be sometimes referred to herein as the "Surviving Corporation," upon the terms and conditions set forth in the subsequent provisions of this Merger Agreement.

      1.2  Approval  of  Stockholders.   The  stockholders  of  the  Constituent
Corporations have duly approved the Merger Agreement and the transactions contemplated herein.

      1.3 Filings and Effectiveness. As soon as practicable following satisfaction of all requirements imposed by the CBCA, DGCL and federal securities laws, Zen Pottery and Xethanol will cause (i) the Articles of Merger along with any other required document to be filed with the Office of the Secretary of State of Colorado pursuant to Sections 7-111-101 et seq. of the CBCA and (ii) the Certificate of Merger along with any other required document to be filed with the Secretary of State of the State of Delaware pursuant to Sections 251 at seq. of the DGCL. The Merger shall become effective when the last to occur of the following actions shall have been completed:

         (a) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware and said Secretary of State shall have issued a Certificate of Merger; and

         (b) An executed Articles of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the CBCA shall have been accepted for recording by the secretary of State of the State of Colorado and said Secretary of State shall have issued a Certificate of Merger.

      The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

      1.4 Effect of Merger. Xethanol, as the Surviving Corporation in the Merger, will continue to be governed by the laws of the State of Delaware and the separate corporate existence of Xethanol and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation organized under the DGCL will continue unaffected


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and unimpaired by the Merger.  At the close of business on the Effective Date of the Merger, the existence of Zen Pottery as a distinct entity shall cease. At that time all rights, franchises and interests of Xethanol and Zen Pottery, respectively, in and to every type of property, whether real, personal or mixed, and choices in action shall be transferred to and vested in Xethanol by virtue of the Merger without any deed or other transfer. Xethanol, without any order or other action on the part of any court or otherwise, shall possess all and singular the rights, privileges, powers and franchises, and shall be subject to all the restrictions, disabilities and duties of Zen Pottery and Xethanol, and all property, whether real, personal or mixed, of Zen Pottery and Xethanol, and all debts due to Zen Pottery or Xethanol on whatever account, and all other things in action or belonging to each of said corporations, shall be vested in Xethanol. All property, rights, privileges, powers and franchises, and all and every other interest of Zen Pottery or Xethanol as of the Effective Date of the Merger, including, but not limited to, all patents, trademarks, licenses, registrations, and all other intellectual properties, shall thereafter be the property of Xethanol to the same extent and effect as such was of the respective Constituent Corporations prior to the Effective Date of the Merger, and the title to any real estate vested by deed or otherwise in Zen Pottery and Xethanol shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of Zen Pottery or Xethanol shall thenceforth attach to Xethanol and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by Xethanol. Neither the rights of creditors nor any liens or security interests upon the property of either of the Constituent Corporations shall be impaired by the Merger. Xethanol shall carry on business with the assets of Zen Pottery and Xethanol. The established offices and facilities of Xethanol and Zen Pottery immediately prior to the Merger shall become the established offices and facilities of Xethanol.

      All corporate acts, plans, policies, resolutions, approvals and authorizations of the stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents of Zen Pottery, which were valid and effective immediately prior to the Merger shall be taken for all purposes as the acts, plans, policies, resolutions, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Zen Pottery. The employees of Zen Pottery shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Zen Pottery.

      1.5 Disposition and Conversion of Shares. The mode of carrying the Merger into effect and the manner and the disposition of the shares of Zen Pottery and Xethanol shall be as follows:

                  (a) Xethanol Shares. Each share of common stock, par value $.001 per share, of Xethanol issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action by Xethanol, the holder of such shares or by any other person, be cancelled and returned to the status of authorized but unissued shares, all rights in respect thereof shall cease to exist and no shares of Xethanol common stock or other securities of the Surviving Corporation shall be issuable with respect thereto.

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                  (b) Zen Pottery Non-Dissenting Shares. Each share of common stock, par value $.001 per share, of Zen Pottery issued and outstanding immediately prior to the Effective Date of the Merger other than the shares, if any, of Zen Pottery for which appraisal rights shall be perfected under Sections 7-113-101 through 7-113-302 of the CBCA (the "Dissenting Shares") shall, by virtue of the Merger and without any action by Zen Pottery, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

                  (c) Zen Pottery Dissenting Shares. The holders of Dissenting Shares of Zen Pottery common stock who have complied with all requirements for perfecting the rights of appraisal of stockholders set forth in Sections 7-113-101 through 7-113-302 of the CBCA with respect to their Dissenting Shares of Zen Pottery common stock shall be entitled to their rights under the CBCA.

                  (d) Exchange of Certificates. Each outstanding certificate theretofore representing shares of Zen Pottery common stock that are not Dissenting Shares (the "Non-Dissenting Shares") shall be deemed for all purposes to represent the number of whole shares of the Xethanol common stock into which such Non-Dissenting Shares of Zen Pottery common stock were converted in the Merger and the holder thereof shall not be required to surrender such certificate for a certificate issued by Xethanol. However, after the Effective Date of the Merger, each holder of an outstanding certificate representing Non-Dissenting Shares of Zen Pottery common stock may, at such stockholder's option and sole discretion, surrender the same for cancellation to Corporate Stock Transfer, Inc., as the sole stock transfer and registrar of the Zen Pottery common stock and as exchange agent therefor (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Xethanol common stock into which the surrendered shares were converted as herein provided.

      The registered owner on the books and records of Xethanol or the Exchange Agent of any such outstanding certificate representing Non-Dissenting Shares of Zen Pottery common stock shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided above.

      Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Zen Pottery so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

      If any certificate for shares of Xethanol stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Xethanol that such tax has been paid or is not payable.

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                  (e) Validity of Xethanol Common Stock. At the Effective Date
         of the Merger, all shares of Xethanol common stock into which the Non-Dissenting Shares of Zen Pottery common stock are to be converted pursuant to the Merger shall be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to the corresponding shares of Zen Pottery common stock.

      1.6 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of Xethanol as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      1.7 Bylaws of Surviving Corporation. The Bylaws of Xethanol as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until altered, amended or repealed as provided in the Bylaws or as provided by applicable law.

      1.8 Directors and Officers of Surviving Corporation. The directors and officers of Zen Pottery as of the Effective Date of the Merger shall be and become the directors and officers of the Surviving Corporation, until their successors shall be duly elected and qualified or until their sooner death, resignation or removal.

      1.9 Accounting Matters. The assets and liabilities of the Constituent Corporations, as of the Effective Date of the Merger, shall be taken upon the books of the Surviving Corporation at the amounts at which they shall be carried at that time on the books of the respective Constituent Corporations. The amount of the capital surplus and earned surplus accounts of the Surviving Corporation after the Merger shall be determined by the Board of Directors of the Surviving Corporation in accordance with the laws of the State of Delaware and generally accepted accounting principles.

                                   ARTICLE II

                               GENERAL PROVISIONS

      2.1 Covenants of Xethanol. Xethanol covenants and agrees that on or before the Effective Date of the Merger, it will qualify to do business as a foreign corporation in the State of New York and in connection therewith take such other action as may be required by the New York Business Corporation Law.

      2.2 Binding Agreement. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

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      2.3  Amendments.  The Board of  Directors  of Zen Pottery and Xethanol may
amend this Merger Agreement at any time prior to the filing of this Merger Agreement (or a certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders of either Zen Pottery or Xethanol shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of Zen Pottery or Xethanol;
(ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Zen Pottery or Xethanol.

      2.4 Further Assurances. From time to time, as and when required by Xethanol or by its successors or assigns, there shall be executed and delivered on behalf of Zen Pottery such deeds and other instruments, and there shall be taken or caused to be taken by Zen Pottery such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Xethanol the title to and possession of all the property, rights, privileges, powers, franchises, assets, immunities and authority of Zen Pottery and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of Xethanol are fully authorized in the name and on behalf of Zen Pottery or otherwise to take any and all such action and to execute and deliver any and all such deeds or other instruments.

      2.5 Abandonment. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Zen Pottery or Xethanol, or by both, by the adoption of appropriate resolutions and written notification thereof to the other party to the Merger, notwithstanding the approval of this Merger Agreement by the stockholders of Zen Pottery or Xethanol, or by both. In the event of the termination of this Merger Agreement and the abandonment of the Merger pursuant to the provisions of this Section, this Merger Agreement shall become void and have no effect, without any liability on the part of either of the Constituent Corporations or their respective officers, directors or shareholders in respect thereof.

      2.6 Governing Law. This Merger Agreement shall be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Colorado Business Corporation Act.


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      IN WITNESS THEREOF,  each of the undersigned  corporations has caused this
Merger Agreement to be signed in its corporate name by its duly authorized officer as of the ___ day of March, 2005.

Zen Pottery:                             Xethanol:

Zen Pottery Equipment, Inc.              Xethanol Corporation

By:                                      By:
   -----------------------------------      -----------------------------------
   Christopher d'Arnaud-Taylor              Christopher d'Arnaud-Taylor
   Chairman and Chief Executive Officer     Chairman and Chief Executive Officer



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